DISTRIBUTION AGREEMENT

THIS AGREEMENT is made and entered into as of June 30, 2023, by and between Mutual of America Investment Corporation, a Maryland corporation (the “Client”) and Foreside Fund Services, LLC, a Delaware limited liability company (the “Distributor”).

WHEREAS, the Client is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, and is authorized to issue shares of beneficial interest (“Shares”) in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Client desires to retain the Distributor as its “principal underwriter,” as such term is defined in the 1940 Act and the rules thereunder, in connection with the offering of the Shares of each series of the Client listed on Exhibit A hereto (as amended from time to time) (each a “Fund” and collectively the “Funds”);

WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

WHEREAS, this Agreement has been approved by a vote of the Client’s Board of Directors (the “Board”) and a majority of directors who are not “interested persons” of the Client (as defined in the 1940 Act) in conformity with Section 15(c) of the 1940 Act; and

WHEREAS, the Distributor is willing to act as principal underwriter for the Client on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Appointment of Distributor. The Client hereby appoints the Distributor as its principal underwriter for the distribution of Shares of the Funds, on the terms and conditions set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

2. Independent Contractor. The Distributor will undertake and discharge its obligations hereunder as an independent contractor and shall have no authority or power to obligate or bind the Client or the Funds by its actions, conduct or contracts, except that Distributor is authorized to direct that purchase orders be forwarded to the Client’s transfer agent. The Distributor may appoint sub-agents or distribute the shares through dealers (or otherwise) as it may determine necessary or desirable from time to time. This Agreement shall not, however, be construed as authorizing any dealer or other person to accept orders for sale, redemption or repurchase on the Client’s behalf or to otherwise act as the Client’s agent for any purpose.

3. Services and Duties of the Distributor.

A. The Distributor agrees to act as the principal underwriter of the Client for the distribution of the Shares of the Funds, upon the terms and at the current offering price (plus sales charge, if any) described in the Prospectus. As used in this Agreement, the term “Prospectus” shall mean the current prospectus, summary prospectus and the statement of additional information, as each may be amended or supplemented, relating to any of the Funds and included in the currently effective registration statement(s) or post-effective amendment(s) thereto (the “Registration Statement”) of the Client under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act. In performing its duties under this Agreement, the Distributor will comply with all requirements of the Client’s Registration Statement as applicable, acknowledging its limited purpose broker-dealer role with respect to the Funds as contemplated in this Agreement.

B. During the continuous public offering of Shares of the Funds, the Distributor shall use commercially reasonable efforts to distribute the Shares. All orders for Shares shall be made through financial intermediaries or submitted directly to the applicable Fund or its designated agent. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus. The Client or its designated agent will confirm orders and subscriptions upon receipt, will make appropriate book entries and, upon receipt of payment therefor, will issue the appropriate number of Shares in uncertificated form.

C. The Distributor shall maintain membership with the National Securities Clearing Corporation (“NSCC”) and any other similar successor organization to sponsor a participant number for the Funds so as to enable the Shares to be traded through NSCC’s Fund/SERV System (“FundSERV”). The Client acknowledges and agrees that the Distributor shall not be responsible for any operational matters associated with FundSERV or Networking transactions, including but not limited to taking orders from financial intermediaries.

D. The Distributor acknowledges and agrees that it is not authorized to provide any information or make any representations regarding the Funds other than as contained in the Prospectus and any marketing materials specifically approved in writing by the Client or the investment adviser to the Fund(s).

E. The Distributor agrees to review all proposed marketing materials provided by the Client for compliance with applicable Securities and Exchange Commission (“SEC”) and FINRA advertising rules and regulations, and shall timely file with FINRA those marketing materials it believes are in compliance with such applicable laws and regulations. The Distributor agrees to furnish to the Client any comments provided by regulators with respect to such marketing materials promptly upon receipt by the Distributor.

F. At the request of the Client, the Distributor shall enter into the Standard Dealer Agreement (as defined below), and may, in its discretion, enter into non-standard dealer agreements with financial intermediaries as the Client may select, in order that such broker-dealers and other intermediaries may sell Shares of the Funds. The Fund’s form of dealer agreement and/or selling agreement shall be approved by the Client’s Board (“Standard Dealer Agreement”).

G. The Client acknowledges and agrees that the Distributor shall not be obligated to make any payments to any broker-dealers, other financial intermediaries or other third parties, unless (i) the Distributor has received an authorized corresponding payment from the applicable Fund’s plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act (“Plan”) and (ii) such Plan was approved by the Client’s Board.

H. The Distributor shall not be obligated to sell any certain number of Shares.

I. The Distributor shall prepare reports for the Board regarding its activities under this Agreement at least quarterly and more frequently as may be reasonably requested by the Board, including reports regarding the use of 12b-1 payments received by the Distributor, if any.

J. The Distributor may enter into agreements (“Subcontracts”) with qualified third parties to carry out some or all of the Distributor’s obligations under this Agreement, with the prior written consent of the Client, such consent not to be unreasonably withheld; provided that execution of a Subcontract shall not relieve the Distributor of any of its responsibilities hereunder.

K. The services furnished by the Distributor hereunder are not to be deemed exclusive and the Distributor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

L. Notwithstanding anything herein to the contrary, the Distributor shall not be required to register as a broker or dealer in any specific jurisdiction or to maintain its registration in any jurisdiction in which it is now registered, except that the Distributor shall maintain its registration with FINRA at all times when this Agreement is in effect.

M. The Distributor undertakes to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor.

4. Duties of the Client.

A. The Client agrees to redeem or repurchase Shares tendered by shareholders of the Funds in accordance with the Client’s obligations in the Prospectus and the Registration Statement. The Client reserves the right to suspend such redemption or repurchase rights upon written notice to the Distributor or to refuse at any time or times to sell Shares or any class of Shares.

B. The Client shall take, or cause to be taken, all necessary action to register the Shares under the federal and all applicable state securities laws and to maintain an effective Registration Statement for such Shares in order to permit the sale of Shares as herein contemplated. The Client authorizes the Distributor to use the Prospectus, in the form furnished to the Distributor from time to time, in connection with the sale of Shares.

C. The Client agrees to advise the Distributor promptly in writing:

(i)	of any material action, correspondence, or other communication by the Securities and Exchange Commission (“SEC”) or its staff relating to its distribution services to the Funds hereunder;

(ii)	in the event of the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;

(iii)

of the happening of any event of which a Fund becomes aware which makes untrue any statement of a material fact made in the Prospectus or which requires the making of a change in such Prospectus in order to make the statements therein not misleading;

(iv)

in the event that it determines to suspend the sale of Shares at any time in response to conditions in the securities markets or otherwise or to suspend the redemption of Shares of any Fund at any time as permitted by the 1940 Act or the rules of the SEC and

(v)	of the commencement of any material litigation or proceedings against the Client or any of its officers or directors in connection with the issue and sale of any of the Shares.

D. The Client shall file or cause to be filed such reports and other documents as may be required under applicable federal and state laws and regulations, including state blue sky laws, and shall notify the Distributor in writing of the states in which the Shares may be sold and of any changes to such information.

E. The Client agrees to file or cause to be filed from time to time such amendments to its Registration Statement and Prospectus as may be necessary in order that its Registration Statement and Prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

F. The Client shall reasonably cooperate in the efforts of the Distributor to distribute the Shares. In addition, the Client shall keep the Distributor reasonably informed of its affairs related to the activities contemplated by this Agreement and shall provide to the Distributor from time to time copies of all information, financial statements, and other material that the Distributor may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Funds by its independent public accountants and such reasonable number of copies of the most current Prospectus, statement of additional information and annual and interim reports to shareholders as the Distributor may reasonably request. The Client shall forward a copy of any SEC filings, including the Registration Statement, to the Distributor within one business day of any such filings. The Client represents that it will not use or authorize the use of any marketing materials unless and until such marketing materials have been approved and authorized for use by the Distributor.

G. The Client shall provide or direct each other agent or service provider to the Client, including the Client’s transfer agent, administrator, and investment adviser, to provide, to Distributor in a timely and accurate manner all such information (and in such reasonable medium) that the Distributor may reasonably request that may be necessary for the Distributor to perform its duties under this Agreement.

H. The Client shall not file any amendment to the Registration Statement or Prospectus that materially amends any provision therein which pertains to Distributor, the distribution of the Shares or the applicable sales loads or public offering price without giving Distributor reasonable advance notice thereof; provided, however, that nothing contained in this Agreement shall in any way limit the Client’s right to file at any time such amendments to the Registration Statement or Prospectus, of whatever character, as the Client may deem advisable, such right being in all respects absolute and unconditional.

I. The Client shall not list the Distributor as the principal underwriter or distributor in any post-effective amendment to the Registration Statement, which is filed for the purpose of creating a new Fund, without receiving prior written permission from the Distributor. At or before such time as a new Fund becomes effective, Client and Distributor agree to amend this Agreement for purposes of updating Exhibit A.

5. Representations and Warranties of the Client.

A.	The Client hereby represents and warrants to the Distributor, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(i)

it is duly organized and existing and in good standing under the laws of its jurisdiction of incorporation/organization and is registered as an open-end management investment company under the 1940 Act;

(ii)

this Agreement has been duly authorized, executed and delivered by the Client and, when executed and delivered, will constitute a valid and legally binding obligation of the Client, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(iii)

it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its Articles of Incorporation, By-Laws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;

(iv)	the Shares are validly authorized and, when issued in accordance with the description in the Prospectus, will be fully paid and nonassessable;

(v)	the Registration Statement and Prospectus included therein have been prepared in substantial conformity with the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder;

(vi)

the Registration Statement and Prospectus and any marketing materials prepared by the Client or its agent do not and shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to the Distributor pursuant to this Agreement shall be true and correct in all material respects; and

(vii)

the Client owns, possesses, licenses or has other rights to use all patents, patent applications, trademarks and service marks, trademark and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, “Intellectual Property”) necessary for or used in the conduct of the Client’s business and for the offer, issuance, distribution and sale of the Shares in accordance with the terms of the Prospectus and this Agreement, and such Intellectual Property does not and will not breach or infringe the terms of any Intellectual Property owned, held or licensed by any third party.

B.

The Client has adopted policies and procedures as, and to the extent, required by Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard, the Client (and relevant agents) shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent the unauthorized access to or use of, records and information relating to the Client and the owners of the Shares.

6. Representations and Warranties of the Distributor.

A. The Distributor hereby represents and warrants to the Client, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(i)

it is duly organized and existing and in good standing under the laws of its jurisdiction of incorporation/organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(ii)

this Agreement has been duly authorized, executed and delivered by the Distributor and, when executed and delivered, will constitute a valid and legally binding obligation of the Distributor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(iii)

it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, operating agreement or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;

(iv)	it is registered as a broker-dealer under the 1934 Act and is a member in good standing of FINRA; and

(v)	it has in place and maintains industry standard business continuity and disaster recovery policies and procedures.

B. In connection with all matters relating to this Agreement, the Distributor will comply with the applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act, the regulations of FINRA and all other applicable federal and state laws and regulations to the extent such laws, rules, and regulations relate to Distributor’s role as the principal underwriter of the Funds.

C. The Distributor shall promptly notify the Client of (i) the commencement of any material litigation or proceedings against the Distributor or any of its affiliates, managers, officers or directors or (ii) any correspondence or other communication from the SEC or its staff, FINRA or a state securities regulator, each in connection with the issue and sale of any of the Shares, unless prohibited by law.

7. Compensation.

A. In consideration of the Distributor’s services in connection with the distribution of Shares of each Fund and class thereof, the Distributor shall receive the compensation set forth in Exhibit B.

B. Except as specified in Section 7.A, the Distributor shall be entitled to no compensation or reimbursement of expenses from the Client for the services provided by the Distributor pursuant to this Agreement. Any such compensation or reimbursement of expenses shall be paid or reimbursed by the Fund’s investment adviser pursuant to an agreement between the investment adviser and the Distributor.

8. Expenses.

A. The Client shall bear all costs and expenses in connection with registration of the Shares with the SEC and the applicable states, as well as all costs and expenses in connection with the offering of the Shares and communications with shareholders of its Funds, including but not limited to (i) fees and disbursements of its counsel and independent public accountants; (ii) costs and expenses of the preparation, filing, printing and mailing of Registration Statements and Prospectuses and amendments thereto, as well as related marketing material, (iii) costs and expenses of the preparation, printing and mailing of annual and interim reports, proxy materials and other communications to shareholders of the Funds; and (iv) fees required in connection with the offer and sale of Shares in such jurisdictions as shall be selected by the Client pursuant to Section 4.D. hereof.

B. The Distributor shall only bear the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification. The Distributor does not assume responsibility for any expenses not expressly assumed hereunder.

9. Standard of Care. The Distributor shall be obligated to act in good faith and to exercise commercially reasonable care and diligence in the performance of its duties under this Agreement.

10. Limitation of Liability

A. The Distributor shall be under no duty to take any action except as specifically set forth herein or as may be specifically agreed to by the Distributor in writing.

B. In the absence of bad faith, gross negligence, willful misfeasance or reckless disregard of its duties hereunder, the Distributor shall not be liable for any action taken or failure to act in good faith or reasonable reliance upon:

i.	the advice of the Trust, or counsel to the Trust;

ii.

any oral instruction which it receives and which it reasonably believes in good faith was transmitted by the person or persons authorized by the Board to give such oral instruction (the Distributor shall have no duty or obligation to make any inquiry or effort of certification of such oral instruction);

iii.

any written instruction or certified copy of any resolution of the Board, and the Distributor may rely upon the genuineness of any such document or copy thereof reasonably believed in good faith by the Distributor to have been validly executed; or

iv.

any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document reasonably believed in good faith by the Distributor to be genuine and to have been signed or presented by the Client or other proper party or parties authorized to act on behalf of the Client; and the Distributor shall not be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any statement, oral or written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which the Distributor reasonably believes in good faith to be genuine and was provided to Distributor by the Client or other proper party or parties authorized to act on behalf of the Client.

11. Indemnification.

A. The Client shall indemnify, defend and hold the Distributor and each of its respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act (collectively, the “Distributor Indemnitees”), free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the reasonable costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable and documented counsel fees incurred in connection therewith) (collectively, “Losses”) that any Distributor Indemnitee may incur under the 1933 Act, the 1934 Act, the 1940 Act any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or relating to (i) the Distributor serving as distributor of the Funds pursuant to this Agreement and in accordance with the terms and conditions of this Agreement; (ii) the Client’s material breach of any of its obligations, representations, warranties or covenants contained in this Agreement; (iii) the Client’s material failure to comply in all material respects with any applicable securities laws or regulations; or (iv) any claim that the Registration Statement, Prospectus, shareholder reports, marketing materials or other information filed or made public by the Client (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading under the 1933 Act, or any other statute or the common law or any rule of FINRA or of the SEC, provided, however, that the Client’s obligation to indemnify any of the Distributor Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, annual or interim report, or any such marketing material in reliance upon and in conformity with information furnished to the Client or its counsel by the Distributor in writing for use in the Registration Statement, Prospectus, annual or interim report, or any marketing materials. In no event shall anything contained herein be so construed as to protect the Distributor against any liability to the Client or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement or by reason of its reckless disregard of its obligations under this Agreement.

B. The Distributor shall indemnify, defend and hold the Client and its directors, trustees, members, managers, officers, employees, representatives, and any person who controls or previously controlled the Client within the meaning of Section 15 of the 1933 Act (collectively, the “Client Indemnitees”), free and harmless from and against any and all Losses that any Client Indemnitee may incur under the 1933 Act, the 1934 Act, the 1940 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or relating to (i) the Distributor’s material breach of any of its obligations, representations, warranties or covenants contained in this Agreement; (ii) the Distributor’s failure to comply in all material respects with any applicable securities laws or regulations; or (iii) any claim that the Registration Statement, Prospectus, shareholder reports, marketing materials or other information filed or made public by the Client (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading under the 1933 Act or any other statute or the common law or any violation of FINRA or SEC rule, insofar as such statement or omission was made in reliance upon, and in conformity with, information furnished to the Client or its counsel by the Distributor in writing for use in such Registration Statement, shareholder report, Prospectus, marketing materials or other information filed or made public by the Client. In no event shall anything contained herein be so construed as to protect the Client against any liability to the Distributor to which the Client would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement or by reason of its reckless disregard of its obligations under this Agreement.

C. In no case (i) is the indemnification provided by an indemnifying party to be deemed to protect against any liability the indemnified party would otherwise be subject to by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the indemnifying party to be liable under this Section with respect to any claim made against any indemnified party unless the indemnified party notifies the indemnifying party in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of service on any designated agent).

D. Failure by the indemnified party to notify the indemnifying party of any claim shall not relieve the indemnifying party from any liability that it may have to the indemnified party against whom such action is brought, on account of this Section, unless failure or delay to so notify the indemnifying party prejudices the indemnifying party’s ability to defend against such claim. The indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the indemnifying party elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party. In the event that indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by them. If the indemnifying party does not elect to assume the defense of any suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by them.

E. No indemnified party shall settle any claim against it for which it intends to seek indemnification from the indemnifying party, under the terms of Section 11.A. or 11.B. above, without prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld. No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action.

F. No person shall be obligated to provide indemnification under this Section 11 if such indemnification would be impermissible under the 1940 Act, the 1933 Act, the 1934 Act or the rules of the FINRA; provided, however, in such event indemnification shall be provided under this Section 11 to the maximum extent so permissible.

12. Conversions; Dealer Agreement Indemnification.

A. Conversions. The Client acknowledges and agrees that the Distributor may enter into, assume, or become a party to, certain dealer and/or selling agreements (“Conversion Agreements”) as the result of the conversion of the Client to Distributor from another principal underwriter or distributor. The Distributor will provide the Client with a copy of any Conversion Agreements. Such Conversion Agreements may contain obligations or duties that are not required to be performed by the Distributor under the Standard Dealer Agreement and are more appropriately allocated to the Funds’ transfer agent, the Funds’ adviser, or one of the Funds’ other service providers(“Non-Standard Duties”). The Client agrees to perform or use reasonable efforts to cause the Funds’ service providers to perform the Non-Standard Duties.

B. Non-Standard Dealer Agreements. The Client acknowledges and agrees that the Distributor may, at the request of the Client, enter into dealer and/or selling agreements (“Non-Standard Dealer Agreements”) that contain certain representations, duties, undertakings and indemnification that are not included in the Standard Dealer Agreement, or lack certain representations, duties, and indemnification included in the Standard Dealer Agreement (“Non-Standard Obligations,” and collectively with Non-Standard Duties, “Non-Standard Obligations”). The Distributor will provide the Client with a copy of any Non-Standard Dealer Agreements. The Client agrees to perform, or use reasonable efforts to cause to perform, the Non-Standard Obligations.

C. Indemnification. To the extent that the Distributor (i) assumes, or becomes a party to, any Conversion Agreement, or (ii) after the review and approval by the Client, enters into any Non-Standard Dealer Agreement, the Client shall indemnify, defend and hold the Distributor Indemnitees free and harmless from and against any and all Losses that any Distributor Indemnitee may incur arising out of or relating to (a) any material failure to perform any Non-Standard Obligations under any Conversion Agreement or Non-Standard Dealer Agreement that is not otherwise cured; (b) any representations specific to the Client made by the Distributor in any Non-Standard Dealer Agreement or Conversion Agreement to the extent that the Distributor is not required to make such representations in the Standard Dealer Agreement; (c) any indemnification provided by the Distributor under a Conversion Agreement or Non-Standard Dealer Agreement to the extent that such indemnification is beyond the indemnification that the Distributor provides to intermediaries in the Standard Dealer Agreement except to the extent such Losses arising out of or relating to each of (a), (b), or (c) result from the willful misfeasance, bad faith, or gross negligence of the Distributor in the performance of its duties or its reckless disregard of its obligations and duties under the Non-Standard Dealer Agreement. In no event shall anything contained herein be so construed as to protect the Distributor Indemnitee against any liability to the Client or its shareholders to which such Distributor Indemnitee would otherwise be subject by reason of its willful misfeasance, bad faith, or gross negligence in the performance or reckless disregard of its obligations or duties under the Non-Standard Dealer Agreement.

13. Limitations on Damages. Neither party shall be liable for any consequential, special or indirect losses or damages suffered by the other party, including but not limited to lost revenues or profits, whether or not the likelihood of such losses or damages was known by the party.

14. Force Majeure. Neither party shall be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including, without limitation, acts of nature (including fire, flood, earthquake, storm, hurricane or other natural disaster); action or inaction of civil or military authority; acts of foreign enemies; war; terrorism; riot; insurrection; sabotage; epidemics; labor disputes; civil commotion; or interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; provided, however, that in each specific case such circumstance shall be beyond the reasonable control of the party seeking to apply this force majeure clause and provided further, that the party seeking to apply this force majeure clause takes all reasonable steps under the circumstances to resume performance hereunder upon the abatement of the force majeure event.

15. Duration and Termination.

A. This Agreement shall become effective with respect to each Fund listed on Exhibit A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Exhibit A to this Agreement relating to that Fund is executed. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the date hereof. Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund for successive one-year periods, provided such continuance is specifically approved at least annually by (i) the Client’s Board or (ii) the vote of a majority of the outstanding voting securities of a Fund, in accordance with Section 15 of the 1940 Act.

B. Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any penalty, with respect to a particular Fund (i) through a failure to renew this Agreement at the end of a term or (ii) upon mutual consent of the parties. Further, this Agreement may be terminated upon no less than 60 days’ written notice, by either the Client or by the Distributor.

C. This Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

D. This Agreement automatically and immediately terminates in the event of the Distributor’s expulsion or suspension by FINRA.

16. Anti-Money Laundering Compliance.

A. Each of Distributor and Client acknowledges that it is a financial institution subject to the USA PATRIOT Act of 2001 and the Bank Secrecy Act (collectively, the “AML Acts”), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each represents and warrants to the other that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects to the extent applicable to it and Distributor represents and warrants to Client that the distribution services provided to the Client hereunder will, throughout the duration of this Agreement, comply with the AML Acts and applicable regulations. Distributor also represents and warrants that it has filed the requisite certification with the Financial Crimes Enforcement Network to allow Client to share information pursuant to Section 314(b) of the USA PATRIOT Act of 2001.

B. To the extent applicable, Distributor agrees to use commercially reasonable efforts to include substantially identical representations and warranties with respect to compliance with AML Acts and applicable regulations in Section 16. A in any dealer and selling group agreements it enters with broker-dealers and other financial intermediaries.

C. Each of Distributor and Client agrees that it will take such further steps, and cooperate with the other as may be reasonably necessary, to facilitate compliance with the AML Acts, including but not limited to the provision of copies of its written procedures, policies and controls related thereto (“AML Operations”). Distributor undertakes that it will grant to the Client, the Client’s anti-money laundering compliance officer and appropriate regulatory agencies, reasonable access to copies of Distributor’s AML Operations, and related books and records to the extent they pertain to the Distributor’s services hereunder. It is expressly understood and agreed that the Client and the Client’s compliance officer shall have no access to any of Distributor’s AML Operations, books or records pertaining to other clients or services of Distributor.

17. Privacy. In accordance with Regulation S-P, the Distributor will not disclose any non-public personal information, as defined in Regulation S-P, received from the Client or any Fund regarding any Fund shareholder; provided, however, that the Distributor may disclose such information to a party as necessary in the ordinary course of business to carry out the purposes for which such information was disclosed to the Distributor. The Distributor shall have in place and maintain, and shall require its subcontractors and agents in possession of such information to have in place and maintain, physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Funds and any shareholder, including implementing cybersecurity supervisory and related compliance practices.

The Client represents to the Distributor that it has adopted a Statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P and agrees to provide to the Distributor a copy of that statement annually. The Distributor agrees to use reasonable precautions to protect, and prevent the unintentional disclosure of, such non-public personal information.

18. Confidentiality. During the term of this Agreement, the Distributor and the Client may have access to confidential information relating to such matters as either party’s business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, “Confidential Information” means information belonging to the Distributor or the Client which is of value to such party and the disclosure of which could result in a competitive or other disadvantage to either party, including, without limitation, financial information, business practices and policies, know-how, trade secrets, market or sales information or plans, customer lists, business plans, and all provisions of this Agreement. Confidential Information does not include: (i) information that was known to the receiving party before receipt thereof from or on behalf of the disclosing party; (ii) information that is disclosed to the receiving party by a third person who has a right to make such disclosure without any obligation of confidentiality to the party seeking to enforce its rights under this Section; (iii) information that is or becomes generally known in the trade without violation of this Agreement by the receiving party; or (iv) information that is independently developed by the receiving party or its employees or affiliates without reference to the disclosing party’s information.

Each party will protect the other’s Confidential Information with at least the same degree of care it uses with respect to its own Confidential Information, and will not use the other party’s Confidential Information other than in connection with its obligations hereunder. Notwithstanding the foregoing, a party may disclose the other’s Confidential Information if (i) required by law, regulation or legal process or if requested by any agency of government with authority over a party or the Confidential Information thereof; (ii) it is advised by counsel that it may incur liability for failure to make such disclosure; (iii) requested to by the other party; provided that in the event of (i) or (ii) the disclosing party shall give the other party reasonable prior notice of such disclosure to the extent reasonably practicable and unless otherwise prohibited by law and will cooperate with the other party (at such other party’s expense) in any efforts to prevent such disclosure. The parties agree that the procedures and restrictions set forth herein shall not apply to disclosures of Confidential Information to Distributor’s or Client’s applicable regulatory authorities in connection with routine regulatory examinations or requests for information with respect to which Distributor or Client, as applicable, shall be permitted to disclose such Confidential Information necessary to respond to such examinations or requests. The Distributor will advise such regulatory authorities of the confidential nature of such information.

19. Notices. Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, email, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other):

(i) To Distributor:	(ii) If to the Client:
Foreside Fund Services, LLC Attn: Legal Department Three Canal Plaza, Suite 100 Portland, ME 04101 Telephone: (207) 553-7110 Email:legal@foreside.com With a copy to: dealerservices@acaglobal.com

Mutual of America Investment Corporation

Attn: Brie Steingarten, Associate GC

320 Park Avenue

New York, NY 10022

Telephone:

Email:brie.steingarten@mutualofamerica.com

With a copy to:

jeff.young@mutualofamerica.com

20. Modifications. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Client. If required under the 1940 Act, any such amendment must be approved by the Client’s Board, including a majority of the Client’s Board who are not interested persons, as such term is defined in the 1940 Act, of any party to this Agreement, by vote cast in person at a meeting for the purpose of voting on such amendment.

21. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

22. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior communications, understandings and agreements relating to the subject matter hereof, whether oral or written.

23. Survival. The provisions of Sections 7, 8, 10, 11, 12, 13, 16, 17, 21. 22, and 23 of this Agreement shall survive any termination of this Agreement.

24. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. This Agreement has been negotiated and executed by the parties in English. In the event any translation of this Agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

25. Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same document.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

FORESIDE FUND SERVICES, LLC

By:
Teresa Cowan, President

MUTUAL OF AMERICA INVESTMENT CORPORATION, on behalf of each of its series listed on Exhibit A

By:
R. Jeffrey Young, President